Exhibit 99.1

412 Mt. Kemble Ave, Ste 110C Morristown, NJ 07960, USA	+1 973-461-5200 +1-973-605-2942 www.majesco.com

PRESS RELEASE

Majesco Announces Fiscal 2018 Second Quarter Financial Results

Q2 Fiscal 2018 revenue at $ 30.3 million up 8.7% Q-o-Q

Adjusted EBITDA at $ 1.0 million up 490 bps Q-o-Q

Revenues from Cloud business Increased 28% Q-o-Q and 48% Y-o-Y

Morristown, NJ – October 30, 2017 – Majesco (NYSE: MJCO), a global provider of core insurance software and consulting services for insurance business transformation, today announced its financial results for the fiscal 2018 second quarter ended September 30, 2017.

“Growing cloud based revenues drove improvements in revenues as compared to the previous quarter by 8.7% and the Adjusted EBITDA to 3.4% during the fiscal 2018 second quarter.” stated Ketan Mehta, Majesco’s CEO and Co-Founder. “We had a 48% increase in year-over-year cloud revenues and almost 80% increase in year-over-year subscription revenue. Cloud revenues represent 31% of our total revenue of the second quarter which demonstrates momentum and acceptance for our cloud solutions”.

During the second quarter, Majesco began implementing the 10-year cloud subscription deal with IBM to support Insurance clients, including MetLife, as the first joint customer on the IBM Insurance Industry Platform. This is one of the largest deals Majesco has won and we are excited to partner with MetLife and IBM to offer digital transformation capabilities for MetLife’s small business group market. Majesco is providing the core components including Policy, Billing and Claims which will be integrated with IBM solutions including cognitive capabilities and other third party solutions.

Majesco’s order book is up 19% over the same period a year ago, driven by several new customer wins including the recent IBM agreement. Our pipeline of potential new customers remains strong and reflects the investments we have made to build solutions that help insurance carriers navigate the significant industry disruption underway.

We recently launched our micro-services based Digital1st Insurance solution portfolio which enables a new generation of customer experience, app store like capabilities to integrate with our growing ecosystem partners and expedites a new insurance business models and products. These platform solutions are designed for the cloud and will further improve competitive positioning of Majesco’s cloud offerings. This was very well received at the annual customer conference, Convergence 2017, which was attended by a record number of companies and individual participants.

Financial Highlights

For the second quarter ended September 30, 2017

•	Revenue for the second quarter ended September 30, 2017 was $30.3 million as compared to $31.0 million in the corresponding quarter of last year. The 2.3% decrease during the quarter was due to subscription based Cloud programs with lower implementation revenues replacing a number of on-premise P&C programs moving from implementation to support mode. Sequentially the revenue increased 8.7% as compared to the previous quarter ended June 30, 2017 with the buildup of cloud based revenue.

•	Gross profit was $13.6 million (44.8% of revenue) for the second quarter ended September 30, 2017, compared to $15.5 million (49.8% of revenue) for the quarter ended September 30, 2016. The decrease in margin has been primarily due to the decrease in revenue and ramp up of resources to support the revenue growth in the coming quarters. Sequentially the gross profit was higher by 220 bps as compared to the previous quarter ended June 30, 2017 with the increase in revenue.

•	Research and development (R&D) expenses were $4.2 million (13.9% of revenue) during the second quarter ended September 30, 2017 as compared to $4.5 million (14.6% of revenue) during the quarter ended September 30, 2016. The decline in R&D expenses has been primarily due to the lower cost post consolidation of the Policy Management Platforms.

•	SG&A expenses were $10.4 million (34.4% of revenue) during the second quarter ended September 30, 2017 as compared to $10.7 million (34.3% of revenue) for the quarter ended September 30, 2016.

•	Adjusted EBITDA for the second quarter ended September 30, 2017 was $1.0 million
(3.4% of revenue) as compared to $1.7 million (5.5% of revenue) for the quarter ended September 30, 2016. Sequentially the Adjusted EBITDA was higher by 490 bps as compared to the previous quarter ended June 30, 2017 due to increase in revenue and better revenue profile.

•	Net loss for the second quarter ended September 30, 2017 was $0.7 million, or $(0.02) per share as compared to a net income of $0.2 million, or $0.01 per share, for the quarter ended September 30, 2016. Sequentially the net loss was lower by $ 0.9 million as compared to the previous quarter ended June 30, 2017 due to overall increase in revenue and improved margins.

EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release.

For the six months ended September 30, 2017

•	Revenue for the six months ended September 30, 2017 were $58.3 million as compared to $63.6 million in the corresponding six months of last year. The 8.4% decrease during the quarter was due to subscription based cloud programs with lower implementation revenues replacing a number of on-premise P&C programs moving from implementation to support mode.

•	Gross profit was $25.5 million (43.8% of revenue) for the six months ended September 30, 2017, compared to $30.2 million (47.5% of revenue) for the six months ended September 30, 2016. The drop in margin has been primarily due to the decline in revenue and ramp up of resources to support the revenue growth in the coming quarters.

•	Research and development (R&D) expenses were $8.1 million (14.0% of revenue) during the six months ended September 30, 2017 as compared to $9.1 million (14.2% of revenue) during the six months ended September 30, 2016. The decline in R&D expenses has been primarily due to the lower cost post consolidation of the Policy Platform.

•	SG&A expenses were $20.7 million (35.6% of revenue) during the six months ended September 30, 2017 as compared to $21.3 million (33.5% of revenue) for the six months ended September 30, 2016.

•	Adjusted EBITDA for the six months ended September 30, 2017 was $0.6 million (1.1% of revenue) as compared to $2.7 million (4.3% of revenue) for the six months ended September 30, 2016.

•	Net loss for the six months ended September 30, 2017 was $2.4 million, or $(0.06) per share as compared to a net loss of $0.3 million, or $(0.01) per share, for the six months ended September 30, 2016.

EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included in the financial section of this press release.

Balance Sheet

•	Majesco had cash and cash equivalents of $11.0 million at September 30, 2017, compared to $10.3million at June 30, 2017 and $12.5 million as at March 31, 2017.

•	Total debt at September 30, 2017 was $18.0 million, compared to $17.7 million at June 30, 2017and $12.6 million as at March 31, 2017.

•	DSO’s were 79 days at September 30, 2017 as compared to 82 days in the previous quarter ended June 30, 2017.

Other Highlights

•	At the recent annual customer conference, Convergence 2017, Majesco announced the version 10.0 of the Majesco P&C Suite, including Majesco Policy, Majesco Billing and Majesco Claims. This new version is immediately available and is the foundation for Majesco CloudInsurer. Majesco also announced a ground-breaking micro-services based solution set that enables the digital era of customer engagement and supports a new generation of business models and products. The solution is Majesco Digital1st Insurance and will complement the Majesco core software suite and integrate with other core software to accelerate the value of core software solutions. Majesco also recognized the implementations of 24 customers over the last year at Convergence 2017.

•	Revenue from cloud-based customers was $9.4 million for the quarter ending September 30, 2017 up by 47.6% as compared to $6.4 million in the quarter ended September 30, 2016 and up by 28.1% as compared to $7.4 million in the previous quarter ended June 30, 2017.

•	Total recurring revenue which includes license revenue, recurring subscription, and maintenance & support, was up at $ 8.2 million, or 26.9% of total revenue for the quarter ended September 30, 2017 as compared to $7.5 million, or 24.3% of total revenue for the quarter ended September 30, 2016, reflecting a growth of 8.3% year on year and higher by 10.4% as compared to the previous quarter ended June 30, 2017.

•	Majesco’s 12-month order backlog at September 30, 2017 was $77.5 million as compared to $77.2 million at June 30, 2017 and $65.1 million as at September 30, 2016.

Conference Call and Webcast Information

Management of Majesco will conduct a live teleconference to discuss Majesco’s fiscal 2018 second quarter financial results at 4:30 p.m. ET on Monday, October 30, 2017. Anyone interested in participating should call 888-857-6932 if calling from the U.S., or 719-457-1035 if dialing internationally. A replay will be available until November 13, 2017, which can be accessed by dialing 844-512-2921 within the U.S. and 412-317-6671 if dialing internationally. Please use passcode 7787486 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at www.majesco.com or by visiting http://public.viavid.com/index.php?id=126649.

Use of Non-GAAP Financial Measures

In evaluating our business, we consider and use EBITDA as a supplemental measure of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. We define Adjusted EBITDA as EBITDA before stock-based compensation.

The terms EBITDA and Adjusted EBITDA are not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing Majesco’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect our actual cash expenditures. Other companies may calculate similar measures differently than Majesco, limiting their usefulness as comparative tools. We compensate for these limitations by relying on U.S. GAAP results and using EBITDA and Adjusted EBITDA only supplementally.

About Majesco

Majesco enables insurance business transformation for approximately 150 global customers by providing technology solutions which include software products, consulting and IT services. Our customers are carriers from the Property and Casualty, Life, Annuity and Group insurance segments worldwide. Majesco delivers proven software solutions and IT services in the core insurance areas such as policy administration, billing, claims, distribution and analytics.

For more information, please visit us on the web at www.majesco.com, or call 1-973-461-5200.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Majesco’s reports that it files from time to time with the Securities and Exchange Commission (SEC) and which you should review, including those statements under “Item 1A – Risk Factors” in Majesco’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 filed with the SEC on June 16, 2017.

Important factors that could cause actual results to differ materially from those described in forward-looking statements contained in this press release include, but are not limited to: integration risks; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; technology development risks; intellectual property rights risks; competition risks; additional scrutiny and increased expenses as a result of being a public company; the financial condition, financing requirements, prospects and cash flow of Majesco; loss of strategic relationships; changes in laws or regulations affecting the insurance industry in particular; restrictions on immigration; the ability and cost of retaining and recruiting key personnel; the ability to attract new clients and retain them and the risk of loss of large customers; continued compliance with evolving laws; customer data and cybersecurity risk; and Majesco’s ability to raise capital to fund future growth.

These forward-looking statements should not be relied upon as predictions of future events and Majesco cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Majesco or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Majesco disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Majesco Contacts:

Corporate Contact	Investor & Media Contact
Ann Massey	SM Berger & Co
VP-Finance	Andrew Berger
(973) 461-5190	(216) 464-6400
ann.massey@majesco.com	andrew@smberger.com

Majesco and Subsidiaries

Consolidated Statements of Operations (Unaudited)
(All amounts are in thousands of US Dollars except per share data and as stated otherwise)

	Three Months ended September 30, 2017	Three Months ended September 30, 2016	Six Months ended September 30. 2017	Six Months ended September 30, 2016
Revenue	$30,347	$31,046	$58,269	$63,600
Cost of revenue	16,738	15,589	32,754	33,391
Gross profit	$13,609	$15,457	$25,515	$30,209

Operating expenses
Research and development expenses	$4,206	$4,532	$8,135	$9,060
Selling, general and administrative expenses	10,432	10,654	20,745	21,313
Total operating expenses	$14,638	$15,186	$28,880	$30,373
Income/(Loss) from operations	$(1,029)	$271	$(3,365)	$(164)
Interest income	8	10	13	18
Interest expense	(145)	(134)	(267)	(342)
Other income (expenses),net	0	16	(44)	14
Income /(Loss) before provision for income taxes	$(1,167)	$163	$(3,662)	$(474)
(Benefit)/Provision for income taxes	(451)	(54)	(1,296)	(141)
Net Income/(Loss)	$(716)	$217	$(2,366)	$(333)

Earnings (Loss) per share:
Basic	$(0.02)	$0.01	$(0.06)	$(0.01)
Diluted	$(0.02)	$0.01	$(0.06)	$(0.01)

Weighted average number of common shares outstanding

Basic	36,527,666	36,474,139	36,518,768	36,462,934

Diluted	36,527,666	36,451,357	36,518,768	36,462,934

See accompanying notes to the Consolidated Financial Statements.

Majesco and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(All amounts are in thousands of U.S. Dollars except per share data and as stated otherwise)

	September 30, 2017	March 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,268	$11,635
Short term investments	701	829
Restricted cash	53	53
Accounts receivables, net	15,505	12,227
Unbilled accounts receivable	10,656	8,563
Prepaid expenses and other current assets	7,113	5,961
Total current assets	44,296	39,268
Property and equipment, net	3,082	3,659
Intangible assets, net	7,577	8,708
Deferred income tax assets	9,202	5,874
Other assets	96	289
Goodwill	32,216	32,216
Total Assets	$96,469	$90,014

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Capital lease obligation	$137	$310
Loan from bank	7,983	2,561
Accounts payable	2,569	2,923
Accrued expenses and other liabilities	17,269	14,911
Deferred revenue	10,830	10,982
Total current liabilities	38,788	31,687
Capital lease obligation, net of current portion	197	288
Term loan - bank	10,000	10,000
Other	2,283	2,191
Total Liabilities	$51,269	$44,166

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.002 per share – 50,000,000 shares authorized as of September 30, 2017 and 50,000,000 as of March 31, 2017, NIL shares issued and outstanding as of September 30, 2017 and March 31, 2017	-	-
Common stock, par value $0.002 per share – 450,000,000 shares authorized as of September 30, 2017 and 450,000,000 as of March 31, 2017, 36,536,724 shares issued and outstanding as of September 30, 2017 and 36,508,203 as of March 31, 2017	$73	$73
Additional paid-in capital	72,890	71,343
Accumulated deficit	(27,648)	(25,282)
Accumulated other comprehensive income	(116)	(286)
Total equity of common stockholder	45,200	45,848
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$96,469	$90,014

Majesco and Subsidiaries

Reconciliation of U.S. GAAP Net Income to EBITDA and Adjusted EBITDA

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
(U.S. dollars; in thousands):	2017	2016	2017	2016
Net Income (Loss)	$(716)	$217	$(2,366)	$(333)

Add:
Provision (benefit) for income taxes	(451)	(54)	(1,296)	(141)
Depreciation and amortization	1,288	1,125	2,555	2,237

Interest expense	145	134	267	342

Less:
Interest income	(8)	(10)	(13)	(18)
Other income (expenses), net	(0)	(16)	44	(14)
EBITDA	$258	$1,396	$(810)	$2,073

Add:
Stock based compensation	778	312	1,432	634
Adjusted EBITDA	$1,036	$1,708	$623	$2,707

Revenue	30,347	31,046	58,269	63,600
Adjusted EBITDA as a % of Revenue	3.41%	5.5%	1.07%	4.26%